Exhibit 22(j)(ii) under Form N-1A
                                         Exhibit 23 under Item 601/Reg. S0K




Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the  references  to our firm  under the  captions  "Financial
Highlights" in the Class A, Class B, Class C and Class K Shares' Prospectuses for Federated Kaufmann Fund and the Class A, Class B and Class C Shares' Prospectus for Federated Kaufmann Small Cap Fund and "Independent Registered Public Accounting Firm" in the Class A, Class B, Class C and Class K Shares' Statement of Additional Information for Federated Kaufmann Fund and the Class A, Class B and Class C Shares' Statement of Additional Information for Federated Kaufmann Small Cap Fund in Post-Effective Amendment Number 67 to the Registration Statement (Form N-1A, No. 2-91090) of Federated Equity Funds, and to the incorporation by reference of our reports dated December 10, 2004 on Federated Kaufmann Fund and Federated Kaufmann Small Cap Fund (two of the portfolios comprising Federated Equity Funds) included in the Annual Reports to Shareholders for the fiscal year ended October 31, 2004.



                                                ERNST & YOUNG LLP


Boston, Massachusetts
December 27, 2004